Exhibit 3.1

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CLEAR CHANNEL WORLDWIDE HOLDINGS, INC. did on December 6, 2004, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on December 7, 2004.

DEAN HELLER
Secretary of State
By
Certification Clerk

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:	Clear Channel Worldwide Holdings, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

In Section 3 “Shares,” the number of shares without par value has been amended and restated to be: “200,000.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100% .*

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees.	Nevada Secretary of State AM 78.385 Amend 2003
See attached fee schedule.	Revised on: 11/03/03

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WRITTEN CONSENT

OF

THE SOLE STOCKHOLDER

OF

CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.

Effective as of December     , 2004

The undersigned, being the sole stockholder of Clear Channel Worldwide Holdings, Inc., a Nevada corporation (the “Company”), does hereby, pursuant to the provisions set forth in Section 78.320 of the Nevada General Corporation Law, consent to taking the following actions and approve the following resolutions and each and every action effected thereby.

Amendment of Articles of Incorporation

WHEREAS, the Board of Directors of the Company deems it advisable and in the best interests of the Company to amend and restate the number of shares without par value indicated in Section 3 entitled “Shares: (number of shares corporation authorized to issue)” of the Articles of Incorporation of the Company.

RESOLVED, that the number of shares without par value indicated in Section 3 entitled “Shares: (number of shares corporation authorized to issue” of the Articles of Incorporation of the Company is amended and restated to read in its entirety as follows: “200,000”; and

FURTHER RESOLVED, that all of the past acts and transactions of each officer, representative or agent of the Company, prior to the execution of these resolutions, taken in good faith in the name and on behalf of the Company pursuant to and consistent with the resolutions contained herein, be and hereby are, in all respects, authorized, ratified, confirmed and approved.

[The remainder of this page is intentionally left blank. Signatures on following page.]

IN WITNESS WHEREOF, the undersigned has executed these written resolutions without a meeting as of the date first above written.

CLEAR CHANNEL HOLDINGS, INC.

By:
Name:
Title:

2

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	Clear Channel Worldwide Holdings, Inc.
2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc.
		Name 502 East John Street	Carson City	, NEVADA	98706
		Street Address	City		Zip Code
,
		Optional Mailing Address	City	State	Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value; Par value: $	Number of shares without par value: 1,000
4.	Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1.	L. Lowry Mays
		Name 200 E. Basse Road	San Antonio	, TX	78209
		Street Address	City	State	Zip Code
		2.	Mark P. Mays
		Name 200 E. Basse Road	San Antonio	, TX	78209
		Street Address	City	State	Zip Code
		3.	Randall T. Mays
		Name 200 E. Basse Road	San Antonio	, TX	78209
		Street Address	City	State	Zip Code
5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be;
6.	Name, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Stephanie Rosales
		Name	Signature
		200 E. Basse Road	San Antonio	, TX	78209
		Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
12/6/04
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State Form 78 ARTICLES 2003
See attached fee schedule.	Revised on: 11/21/03

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